UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2022

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin	54902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2022, the Board of Directors of Oshkosh Corporation (the “Company”) acted to increase the size of the Board from nine to ten members and to elect retired General David Perkins as a director, effective May 3, 2022. The initial term as a director for General Perkins will expire at the Company’s 2023 annual meeting of shareholders. The Board has determined that General Perkins is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of General Perkins, the Board includes nine independent directors. Effective at the time of his election, the Board appointed General Perkins to the Board’s Governance Committee, which is the only committee of the Board to which he has been appointed to date.

General Perkins retired from the United States Army in 2018 as a four-star general following 38 years of service, during which time he held various leadership positions and generated future requirements for all US Army ground and air weapons systems and vehicles. His most recent position was the 15th Commander of the United States Army Training and Doctrine Command (TRADOC) where he oversaw the training of Army forces and the development of operational doctrine. Under his leadership, TRADOC developed the Army’s concept of Multi-Domain Operations, which has become a driver for future change, not only in the U.S. Military, but around the world. Prior to commanding TRADOC, General Perkins was the 21st Commander of the Combined Arms Center and Commandant of the US Army Command and General Staff College at Fort Leavenworth. In this role, he led the development and execution of the leader development strategy across the Army, management of the Army’s training support and development enterprises, and development and integration of the doctrine that the Army used worldwide to fight and win the nation’s wars.

On May 3, 2022, in connection with his election to the Board, the Company awarded to General Perkins a number of shares of the Company’s common stock equal to a prorated amount of the value of the Company’s latest annual stock award to non-employee directors. The stock award was made under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan. In addition, effective May 3, 2022, General Perkins became entitled to receive the annual retainer paid to non-employee directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: May 4, 2022	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel and Secretary